March 1,2000

PAINEWEBBER INCORPORATED

UNIT INVESTMENT TRUSTS

CODE OF ETHICS

Section 1.  Introduction.

This Code of Ethics ("Code") is required under Rule 17j-1 of the Investment Company
Act of 1940 ("1940 Act"), and is intended to provide guidance to the employees
("Employees") of the PaineWebber Incorporated
("PaineWebber") Unit Trust Department as to the minimum standards of conduct in their personal securities transactions that are consistent with PaineWebber's responsibilities to the unitholders of the unit investment trusts (the "Trusts") sponsored or underwritten by PaineWebber.

The Code is not intended to discourage personal
securities investments or sound personal
investment programs on the part of Employees who
are subject to the Code.   Rather, the Code sets
out prohibitions, and provides procedures and guidance to ensure that securities trading
(including options and futures) meets the requirements of Rule 17j-1 and does not involve conflicts of interest with the Trusts and unitholders. It also requires initial, quarterly and annual reporting of securities transactions and holdings by Access Persons and their Related
Persons, as defined in Section 3 below. The Code should be read carefully, and consulted when an Employee or member of his or her household is considering the purchase, sale or transfer of any personal investment. It is each Employee's obligation to comply with the Code, and to follow up with his or her manager or the Compliance
Department if necessary.

Please note that, in addition to the Code, Employees are required to have a reasonable understanding of and observe the policies of PaineWebber that are designed to ensure compliance with applicable federal and state laws, including, but not limited to, the rules of the Securities and Exchange Commission and various self-regulatory organizations which may govern all of PaineWebber's employees' activities. Employees are reminded that they must also comply with all of PaineWebber's policies relating to business conduct, including prohibitions against trading on inside information generally, and as set forth in the PaineWebber Code of Conduct and the PaineWebber Group Policies and Procedures
Regarding Inside and Proprietary Information, the Chinese Wall, and Personal Trading. These policies are, in many instances, more restrictive than this Code.

Violations of the Code may result in sanctions, including dismissal, and even personal liability.
Each Employee of the UIT Department will be given a copy of the Code when he or she commences employment and annually thereafter, and each time will be asked to sign a statement that he or she has received and read the Code, and that he or she agrees to report all holdings of securities and all personal securities transactions as may be required by the Code and as may be required by PaineWebber policies.
 Any person encountering evidence of activity that may violate applicable statutes or regulations or provisions of the Code should promptly report such evidence to PaineWebber
Compliance. Any Employee who has any questions regarding any aspect of the Code should speak to his or her manager, PaineWebber Compliance, or the Compliance Help Desk: (201) 352-8345. In addition, employees may report unethical or unlawful behavior on a confidential basis through the PaineWebber Ethics hotline:
(800) 320-4582, or to Human Resources:
(201) 352-8148, or P.O. Box 3336, Upper
Station, Hoboken, New Jersey 07030-9992.

Section 2.   Rule 17j-1 Requirements; Adoption
of Code; Approval of DF UIT Code.

(i) Prohibitions. Every Employee is obligated to evaluate personal trading, and that of his or her Related Persons, against the following prohibitions of Rule 17j-1 under the 1940 Act, which makes it unlawful for any affiliated person or principal underwriter of any Trust sponsored or underwritten by PaineWebber in connection with that person's purchase or sale, directly or indirectly, of securities that are held or to be acquired by any Trust:

(a) to employ any device, scheme or artifice to defraud the Trust;

(b) to make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

(c) to engage in any act, transaction, practice or course of business which operates or would operate as a fraud or deceit on the Trust; or

(d) to engage in any manipulative practice with respect to the Trust.

Unlawful activities include insider trading or tipping, which occurs when a personal securities transaction occurs on the basis of, or while in possession of, material, non-public information.
Information is considered material if it could reasonably affect the Employee's investment decision. Nonpublic information is that which is generally not available in the investment marketplace.

Most of the Trusts invest in highly liquid, easily tradeable securities and it is unlikely that Employee trading in the normal course would have any impact upon purchases or sales by a Trust. Therefore, PaineWebber is not imposing procedural trading restrictions at this time on Employees, other than the restrictions contained in the PaineWebber Code of Conduct and the preclearance authorization required under this
Code for Access Persons and their Related Persons.
However, all Employees should be guided by the principle that their trading, and the trading of their Related Persons, should not attempt to take advantage of any intended or actual purchase or sale of securities by a Trust. If post-trading reviews and surveillance indicate that any Employee or Related Person has traded improperly, sanctions will be imposed under
Section 7 of the Code.

(ii) Adoption of Code. In addition to the prohibitions noted above, Rule 17j-1 requires that the Trusts and the principal underwriter of the Trusts (a) adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons, known as "Access Persons," as defined below, from engaging in any of the conduct described above, and (b) use reasonable diligence and institute procedures necessary to prevent violations of such code. Effective March 1, 2000, PaineWebber and the Trusts have adopted this Code to meet
Rule 17j-1's requirements.

(iii) Approval of DF Code.  Also effective
March 1, 2000, as required under Rule 17j-1,
PaineWebber has approved the UIT Code of Ethics for the Defined Asset Funds Unit Investment Trust
("DF UIT") which has been adopted by Merrill
Lynch Pierce Fenner & Smith Inc. as principal underwriter of the DF UIT. PaineWebber is a sponsor of the DF UIT. The PaineWebber Code incorporates the minimum standards of the DF
UIT Code, as well as other provisions designed to prevent Employees from engaging in fraudulent or manipulative conduct. A copy of the DF UIT
Code of Ethics is available from the UIT
Department Head, or PaineWebber Compliance.

Section 3.  Definitions.

(i) Any person described in (a) below must comply with all provisions of this Code that apply to "Access Persons."

(a) The term "Access Person" includes (a) any officer or employee of PaineWebber who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of a security by or for the account of any Trust or any accumulation account for any Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to any Trust regarding the purchases or sale of securities and (b) any officer or employee of PaineWebber who, in connection with his or her regular function or duties, obtains information regarding the purchase or sale of a security by or for the account of any Trust or any accumulation account for any Trust. PaineWebber
Compliance will notify each person who is considered to be an Access Person. A current list of Access Persons is attached as Appendix 1.

(b) A "Non-Access Person" is any Employee (as defined below) other than an Access Person.

(ii) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(iii) "Beneficial ownership" of, or "beneficial interest" in, a security shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. This means that an Access Person is a beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, an Access Person is a beneficial owner of securities held by his or her immediate family sharing the same household, or any other person by reason of any contract, arrangement or understanding that provides him or her with sole or shared voting or investment power over the security. Immediate family includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and also includes adoptive relationships.

(iv) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership by any person of 25% or more of a company's voting securities is presumed to give the holder of those securities control of the company. A person who owns less than 25% of the voting securities of a company is presumed not to control the company. Either of these two presumptions may be overcome by the facts and circumstances of the particular situation. For purposes of this definition, control of a company includes control of (a) a corporation, partnership, association, joint-stock company, trust, fund or any organized group of persons, whether incorporated or not; (b) a receiver, trustee in a case under Title 11 of the United States Code or similar official or any liquidating agent for any of the foregoing, in his or her capacity as such; or (c) any account that invests in securities.

(v) "Covered Securities" means all securities except direct U.S. Government obligations, bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, repurchase agreements and shares of open-end mutual funds.

(vi) "Employee" means any PaineWebber officer or employee of the PaineWebber UIT Department, including Access and Non-Access Persons. A current list of Employees is attached as Appendix 2.

(vii) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (other than securities issues by an open-end management company or units issues by a unit investment trust registered under the Investment Company Act of 1940), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange
Act of 1934.

(viii) "Limited Offering" means an offering that is exempt from registration under the Securities
Act of 1933 pursuant to Section 4(2) or 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 promulgated thereunder. It generally includes private general and limited partnerships, private placements and hedge funds.

(ix) "Purchase" or "sale" of a security means any acquisition or disposition of a security and includes, among other things, (a) the buying or writing of an option to purchase or sell a security or (b) an indirect purchase or sale by a person through a partnership, personal holding company or trust account over which such person has investment control or holds a beneficial interest, or by any member of the person's immediate family (as defined in (iii) above) sharing the same household.

(x) "Related Person" means a member of an Employee's immediate family sharing the same household, including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and also includes adoptive relationships.

(xi) The term "security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities
(including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(xii) "Trusts" means the unit investment trusts sponsored or underwritten by PaineWebber, as principal underwriter.

Section 4.   Procedures Relating to Securities
Transactions of Access Persons.

This Section 4 relates to the substantive restrictions on Covered Securities transactions of Access Persons and their Related Persons.

(i) Exempted Transactions.   The requirements of
Section 4 (ii) shall not apply to the following transactions:

(a) A purchase or sale of securities effected in any account over which the Access Person or Related Person has no direct or indirect influence or control or beneficial interest.

(b) A purchase or sale of securities which are not eligible for purchase or sale by any of the Trusts.

(c) A purchase or sale of securities which is non-volitional on the part of the Access Person or Related Person; for example, a purchase or sale effected by an investment manager for a pension or retirement plan (other than an individual retirement account) in which an Access Person or Related Person is a beneficiary.

(d) Transactions in the PaineWebber Savings
Investment Plan, or pooled investment options in an outside 401(k) retirement plan with a previous employer or established by a Related
Person.

(e) Purchases which are made through an automatic dividend reinvestment plan.

(f) Acquisition of securities through certain corporate actions, such as stock dividends, stock splits, reverse stock splits, mergers, considerations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

(g) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

(h) Purchases and sales of open-end mutual funds registered under the 1940 Act, including money market funds and funds sponsored by PaineWebber or its affiliates.

(i) Purchases and sales of unit investment trusts other than Trusts sponsored by PaineWebber.

(j) U.S. government issued securities.

(k) Purchases and sales of PaineWebber Trusts with 30 or more portfolio securities as of the initial date of deposit.

(l) Transactions occurring in the process of rolling over a Trust into a successor Trust series, resulting in a sell and a buy transaction.

(m) Municipal Securities (up to $100,000 face value).

(n) Money market investments, including
  (1) bankers acceptances
  (2) bank certificates of deposit
  (3) commercial paper
  (4) repurchase agreements.

(o) Purchases and sales of a security with a total value per transaction of $10,000 or less.

(ii) Restrictions on Personal Securities
Transactions. The following procedures apply to every Access Persons and his or her Related
Person:

(a) Every Access Person and Related Person must have each transaction in a Covered Security not exempt under Section 4(i) above pre-authorized in writing, by completing a Trade Authorization
Request Form, attached as Appendix 3, and submitting the completed form to the UIT
Department Head. Purchase of securities offered in an Initial Public Offering or Limited Offering must also be reviewed and pre-authorized by the Compliance Department. Note that PaineWebber employee participation in "hot issues" is restricted by NASD rules, and that Limited
Offerings are independently subject to Compliance
Department approval under the PaineWebber Code of Conduct.

(b) After receiving the completed Trade
Authorization Request Form, the Department Head will review the information and, as soon as practicable (generally within 24 hours), determine whether to authorize the proposed transaction. The authorization and date and time of the authorization must be reflected on the Trade Authorization Request Form.
Pre-clearance authorization is valid until the next business day's regular closing of the relevant market.

(c) In the absence of the Department Head, pre-clearance forms should be directed to ___________, UIT Corporate Vice President and
Director of Research.

(d) No order for a securities transaction for which pre-authorization is sought may be placed prior to the receipt of written authorization of the transaction showing the date and time of the required authorization. In some cases, trades may be rejected for a reason that is confidential. PaineWebber is not required to give any explanation for refusing to authorize a securities transaction.

Section 5.  Trade Monitoring; Reporting by
Access Persons.

(i) Post-Trade Reviews.  The UIT Department
Head reviews the securities trades of all Employees and Related Persons as required by the PaineWebber Code of Ethics and to monitor compliance with this Code. (Trades of the UIT
Department Head are reviewed by his supervisor.)
 In addition, PaineWebber Compliance performs reviews and surveillance of all PaineWebber employee trading to monitor compliance with firm policies.

(ii) In addition to obtaining pre-authorization of securities transactions as provided in
Section 4(ii), each Access Person must provide the UIT Department Head with the reports described below for the Access Person and his or her Related Persons.

(a) Initial Holdings Reports.
No later than 10 days after a person becomes an Access Person, the Access Person must provide the UIT Department Head with an Initial
Holdings Report containing the following information: (1) the title, number of shares and principal amount of each Covered Security in which the Access Person or Related Person had any direct or indirect beneficial ownership when the person became an Access Person; (2) the name of any broker, dealer or bank with whom the Access Person or Related Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (3) the date that the Report is submitted by the Access Person.
The UIT Department Head must provide his Initial
Holdings Report to his supervisor. The Report may reference PaineWebber's current records with regard to the Access Person's and Related Persons' accounts and securities holdings and certify that they are current and up-to-date without providing the required details.

(b) Quarterly Transaction Reports.

General Rule: No later than 10 days after the end of a calendar quarter, the Access Person must provide to the UIT Department Head a Quarterly Transaction Report containing the following information:

(1) With respect to any transaction during the quarter in a security in which the Access Person or Related Persons had any direct or indirect
Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved; (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (C) the price of the security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted.

(2) With respect to any account established by the Access Person or a Related Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
Person: (A) the name of the broker, dealer or bank with whom the Access Person or Related
Person established the account; (B) the date the account was established; and (C) the date that the report is submitted.

(3) The UIT Department Head must provide his
Quarterly Transaction Report to his
supervisor.

(4) Access Persons are not required to file quarterly reports if such reports would duplicate all required information which is otherwise contained in the broker trade confirmations, account statements, outside account requests and approvals or other records of the Access Persons and Related
Persons submitted to the UIT Department Head, supervisors and PaineWebber Compliance.

(c) Annual Holdings Reports.  Annually, the
Access Person must provide the UIT Department
Head with an Annual Holdings Report containing the following information (which information must be current as of a date no more than 30 days prior to the date that the report is submitted): (1) the title, number of shares and principal amount of each Covered Security in which the Access Person or Related Person had a direct or indirect Beneficial Ownership;
(2) the name of any broker, dealer or bank with whom the Access Person maintains an account in which Covered Securities are held for the direct or indirect benefit of the Access Person or Related Person; and (3) the date that the report is submitted. The UIT Department Head must provide his Annual Holdings Report to his supervisor. The Report may reference
PaineWebber's current records with regard to the Access Person's and Related Persons' accounts and securities holdings and certify that they are current and up-to-date without providing the required details.

(d) Disclaimer of Beneficial Ownership. Any report required by this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

Section 6.  Exceptions.

The UIT Department Head or PaineWebber Compliance may, upon a written demonstration of hardship or other significant factors, permit exceptions on a case-by-case basis, which shall be in writing, to the prohibitions and restrictions contained in this Code. Such exceptions shall only be valid if provided in writing by PaineWebber Compliance. Any exception sought by the UIT Department Head must be approved by the Department Head's supervisor or PaineWebber Compliance.

Section 7.  Sanctions.

If, in consultation with the UIT Department Head or PaineWebber Compliance, the Division Manager determines that an Employee has violated this Code, PaineWebber may impose sanctions and take other actions it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, fine, suspension of employment (with or without compensation), civil referral to the Securities and Exchange
Commission, criminal referral and termination of employment for cause.

As part of any sanction, PaineWebber may require the Employee to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Depending on the nature and size of the transaction, PaineWebber may elect to absorb any loss, but is not obligated to do so.

Section 8.  Review of Code.

PaineWebber Compliance shall prepare an annual report relating to this Code for submission to the UIT Department Head, and such report shall summarize existing procedures concerning personal investing and any changes in the procedures made during the past year, identify any violations requiring significant remedial action during the past year, and identify any recommended changes in the existing restrictions or procedures based upon the experience of PaineWebber under the Code, evolving industry practices or developments in applicable laws or regulations.

Section 9.  Recordkeeping requirements.

This Code of Ethics and any amendments hereto, a copy of each Trade Authorization Request Form, reports required under Section 5 hereof, written reports relating to interpretations or violations of this Code and actions taken in respect thereof and all lists of Access Persons required to make reports pursuant to this Code, shall be preserved with records in accordance with the requirements of Rule 17j-1 of the 1940 Act.

The UIT Department Head shall be responsible for maintaining the following records:

(a) A copy of the Code currently in effect and any versions of the Code in effect at any time within the past five years, as well as a copy of all codes of ethics for any Unit Investment
Trust sponsored or co-sponsored by PaineWebber and any version of the codes in effect within the past five years, maintained in an easily accessible place;

(b) A record of any violations of the Code, and of any action taken as a result of the violation, maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(c) A copy of each (1) Non Access Person transaction and account statements, (2) Access
Person Securities Initial and Annual Holdings
Report and (3) Quarterly Transaction Report made by an Access Person, including any information provided in lieu of these reports, maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, and for the first two years in an easily accessible place;

(d) A record of all persons, currently or within the past five years, who are or were required to submit Access Person Securities Holdings Reports or Quarterly Transaction Reports, or who are or were responsible for reviewing these reports, maintained in an easily accessible place;

(e) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities issued in an Initial
Public Offering or Limited Offering by an Access
Person, maintained for at least five years after the end of the fiscal year in which the approval is granted; and

(f) A copy of each Trade Authorization Form, maintained for at least five years after the end of the fiscal year in which the approval is granted.

Appendix 1

CODE OF ETHICS

PAINEWEBBER UNIT INVESTMENT TRUSTS

LIST OF ACCESS PERSONS

NOT DISCLOSED TO PROTECT ACCESS PERSONS PRIVACY.

LIST OF UNIT TRUST ACCESS PERSONS WILL BE
MADE AVAILABLE TO SECURITIES AND EXCHANGE
COMMISSION INSPECTION PERSONNEL UPON REQUEST.


* The UIT Director reviews all Employee trades, including those of Access Persons, and approves all trades requiring pre-clearance. Trades of the UIT Director are reviewed by the Executive
Vice President.


Appendix 2

CODE OF ETHICS

PAINEWEBBER UNIT INVESTMENT TRUSTS

LIST OF EMPLOYEES

NOT DISCLOSED TO PROTECT EMPLOYEES PRIVACY.

LIST OF ALL CURRENT UNIT TRUST EMPLOYEES
WILL BE MADE AVAILABLE TO SECURITIES AND
EXCHANGE COMMISSION INSPECTION PERSONNEL
UPON REQUEST.

* The UIT Director reviews all Employee trades, including those of Access Persons, and approves all trades requiring pre-clearance. Trades of the UIT Director are reviewed by the Executive
Vice President.


Appendix 3

CODE OF ETHICS

PAINEWEBBER UNIT INVESTMENT TRUSTS

TRADE AUTHORIZATION REQUEST FOR ACCESS AND
RELATED PERSONS



(1) Name of Employee requesting authorization, and relevant account number:

(2) If different than #1, name of the Related
Person in whose account the trade will occur:

(3) Relationship of (2) to (1):

(4) If the account is held at a firm other than PaineWebber, name the firm at which the account
Is held:

(5) Name of Security:

(6) Number and amount of shares or units to be purchased or sold or amount of bond:

(7) Check those that are applicable:
                      ____Purchase    ______Sale

_____Good to Close Order _____Market Order

_____Limit Order (Price of Limit Order:_______)

If the answer to any of the following questions is "yes," the Pre-authorization Officer, prior to authorizing a trade, should consult with the Division Manager and/or the PaineWebber Compliance
Department:

(8) Do you possess material nonpublic information
regarding the security or the issuer of the
security? 1                      ___Yes ___No

(9) To your knowledge, are there any outstanding
purchase or sell orders for this security or
any equivalent security by any PaineWebber
Unit Investment Trust or Defined Asset
Fund Unit Investment Trust?        ___Yes ___No

(10) To your knowledge, are the securities or
equivalent securities being considered for
purchase or sale by a PaineWebber Unit Investment
Trust or Defined Asset Fund?       ___Yes ___No

(11) Are the securities being acquired in an
Initial Public Offering? 2         ___Yes ___No

(12)  Are the securities being acquired in a
Limited Offering? 3                ___Yes ___No


I have read the Code of Ethics for the
PaineWebber Unit Investment Trusts and
believe that the proposed trade fully
complies with the requirements of the
Code.

                        _____________________
                        Employee Signature
                        _____________________
                        Print Name
                        _____________________
                        Date Submitted

Authorized by:__________________

Date:___________________________

Authorization is valid until the next business
day's regular closing of the relevant market.
_________
1 Please note that Employees are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

2 Please note that Employees are not permitted to acquire securities in an Initial Public
Offering for their own or related accounts
Unless pre-approved by PaineWebber Compliance.

3 Please note that acquisitions of securities in a Limited Offering must be pre-approved by PaineWebber Compliance.